Exhibit 99.1

FOR IMMEDIATE RELEASE

TOWER TECH HOLDINGS INC.

101 South 16th Street, P.O. Box 1957

Manitowoc, WI 54221-1957

(920) 684-5531

For more information contact:

Steve Huntington, CFO

TOWER TECH HOLDINGS INC. COMPLETES ACQUISITION OF

BRAD FOOTE GEAR WORKS, INC.

-J. Cameron Drecoll Appointed CEO-

MANITOWOC, WI, October 22, 2007 – Tower Tech Holdings Inc. (TWRT) has closed the previously announced acquisition of Brad Foote Gear Works, Inc., an Illinois-based manufacturer of gearing systems for the wind turbine, oil and gas and energy-related industries.

Upon closing, J. Cameron Drecoll, the CEO of Brad Foote Gear Works, assumed chief executive responsibilities for the combined company and was appointed to Tower Tech’s Board of Directors. Mr. Drecoll has been the majority shareholder and CEO of Brad Foote Gear Works since 1996. Mr. Drecoll said, “We are excited about the closing of the transaction and the opportunities the combination brings to our customers, employees and surrounding communities.”

Tower Tech purchased all of the outstanding stock of Brad Foote Gear Works for approximately 16 million shares of Tower Tech common stock and $64 million cash, plus an amount equal to the tax cost of the Brad Foote Gear Works shareholders making an election under Section 338(h)(10) of the Internal Revenue Code. The cash portion of the consideration was funded through both debt and equity financing, which was structured to provide additional liquidity to facilitate the future growth plans and working capital needs of Tower Tech and its subsidiaries. Tontine Partners, L.P. and its affiliates purchased an aggregate of 12,500,000 shares of Tower Tech common stock in a private placement at a purchase price of $4.00 per share and provided $25 million of additional interim debt financing in the form of senior subordinated convertible notes. Tower Tech also assumed approximately $21 million of senior debt from Brad Foote Gear Works.

About Tower Tech Holdings Inc.

Tower Tech Holdings Inc. (TWRT-OTC) is dedicated to the production of components for energy and infrastructure-related industries. Tower Tech is primarily focused on the manufacture of components for the wind industry, including tower support structures through its Tower Tech Systems subsidiary and gearing systems through its Brad Foote Gear Works subsidiary. Tower Tech is headquartered in Manitowoc, Wisconsin and has additional locations in Cicero, Illinois and Neville Island, Pennsylvania.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words. Our forward-looking statements in this release generally relate to anticipated synergies created by the acquisition and expectations regarding the use of funds received in our financing transaction. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) difficulties in integrating the merged businesses and our ability to successfully capitalize on the acquired business’s strengths and product offerings; (ii) the ability of our management team and key employees to transition to working with a new CEO; (iii) our ability to  successfully comply with the terms of our debt and equity financing; (iv) our anticipated capital needs; (v) unforeseen costs or liabilities that may arise in connection with the acquisition; (vi) fluctuations in general economic conditions; and (vii) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.

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